Exhibit 10.1
INCENTIVE STOCK OPTION AGREEMENT
PURSUANT TO
K-V PHARMACEUTICAL COMPANY
2001 INCENTIVE STOCK OPTION PLAN
* * *
     INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) made as of the ___ day of                     , 20___, (the “Grant Date”) between K-V PHARMACEUTICAL COMPANY, a Delaware corporation (the “Company”), and                                          , an employee of the Company or of a subsidiary of the Company (the “Optionee”).
W I T N E S S E T H:
     WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase shares of its Class A Common Stock, $.01 par value per share (the “Common Stock”), as hereinafter provided, to carry out the purpose of the Company’s 2001 Incentive Stock Option Plan (the “Plan”):
     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto mutually covenant and agree as follows:
1.	Grant of Option. The Company hereby grants to the Optionee an incentive stock option (the “Option”) to purchase all or any part of an aggregate of ___ shares of Common Stock (such number being subject to adjustment as provided in Paragraph 6) on the terms and conditions hereinafter set forth.

2.	Purchase Price. The purchase price of the shares of Common Stock issuable upon exercise of the Option (the “Option Price”) shall be $___ per share, which is not less than one hundred percent (100%) of the Fair Market Value Per Share of Common Stock on the Grant Date. Payment shall be made in cash, by certified check or in shares of Common Stock in the manner prescribed in Paragraph 7 hereof.

3.	Term of Option. The term of the Option shall be for a period of ten (10) years from the Grant Date, subject to earlier termination as provided in Paragraph 5. The Option is exercisable during its term only in accordance with the provisions of Exhibit A attached hereto. Except as provided in Paragraph 5, the Option may not be exercised unless, at the time the Option is exercised and at all times from the Grant Date, the Optionee shall then be and shall have been, an employee of the Company or any subsidiary.

4.	Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution to the extent provided in Paragraph 5, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof and of the Plan, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect; provided, however, that if the Optionee shall die while an employee of the Company or any subsidiary, the Optionee’s estate, personal representative, or beneficiary shall have the right to exercise the Option to the extent provided in Paragraph 5.
     5. Termination of Option.
(a)	If the Optionee shall cease to be an employee of the Company or any subsidiary as the result of the Optionee’s dismissal without cause, then the Option, to the extent that it is exercisable by the Optionee at the time the Optionee ceases to be an employee of the Company or any subsidiary, and only to the extent that the Option is exercisable as of such time, may be exercised by the Optionee within three (3) months after such time, but in no event beyond ten (10) years after the Grant Date.

(b)	If the Optionee shall cease to be an employee of the Company or any subsidiary as the result of the Optionee’s dismissal for cause then the Option shall terminate immediately. If “cause” is defined in the Optionee’s employment, retention or other similar contractual arrangement, that definition shall control. If no employment agreement exists or if one exists but is silent as to a definition of “cause,” then “cause” shall mean: (1) commission of a criminal act in respect of the Optionee’s employment or conviction of, or plea of guilty or no contest to, a felony; (2) willful misconduct, gross negligence or breach of fiduciary duty in respect of the Optionee’s employment; or (3) continuing neglect or failure of the Optionee to perform the duties reasonably assigned to the Optionee by the Company and after notice from the Company of such neglect or failure, the Optionee’s failure to cure such neglect or failure within thirty (30) days of such notice.

(c)	If the Optionee shall cease to be an employee of the Company or any subsidiary as the result of the Optionee’s disability, as such term is defined in the Plan, then the Option, to the extent that it is exercisable by the Optionee at the time the Optionee ceases to be an employee of the Company or any subsidiary, and only to the extent that the Option is exercisable as of such time, may be exercised by the Optionee within twelve (12) months after such time, but in no event beyond ten (10) years after the Grant Date.

(d)	If the Optionee shall voluntarily terminate the Optionee’s employment with the Company or any subsidiary, then the Option, to the extent that it is exercisable by the Optionee at the time the Optionee ceases to be an employee of the Company or any subsidiary, and only to the extent that the Option is exercisable as of such time, may be exercised by the Optionee within three (3) months after such time; provided that, if the Optionee fails to comply with any notice of termination requirement to which the Optionee is subject as the result of a written agreement between such Optionee and the Company, such three (3) month post-termination exercise period shall be reduced to thirty (30) days; provided further that the Option may in no event be exercised beyond ten (10) years after the Grant Date.

(e)	If the Optionee shall die while an employee of the Company or any subsidiary, the Optionee’s estate, personal representative, or beneficiary shall have the right, subject to the provisions of Paragraph 3, to exercise the Option (to the extent that the Optionee would have been entitled to do so at the time of the Optionee’s death) at any time within twelve (12) months from the date of the Optionee’s death, but in no event beyond ten (10) years after the Grant Date.

(f)	If the Optionee is not subject to an employment, retention or other similar agreement addressing the treatment of Options in connection with a Change of Control and notwithstanding anything in this Section 5 to the contrary, if, in the 12-month period following a Change of Control, Optionee shall cease to be an employee of the Company or any subsidiary as the result of the Optionee’s dismissal without cause, then the Option shall become immediately exercisable in full, whether or not the dates set forth in Exhibit A have passed, and may be exercised by the Optionee within three (3) months after such termination of employment, but in no event beyond ten (10) years after the Grant Date. For the avoidance of doubt, if following a Change of Control, Optionee’s employment shall terminate as a result of the Optionee’s death or disability, the provisions of (c) and (e) above shall apply, respectively. For purposes of this Agreement, “Change of Control” will have the meaning set forth on Exhibit B.
6.	Changes in Capital Stock. Upon any readjustment or recapitalization of the Company’s capital stock whereby the character of the Common Stock shall be changed, appropriate adjustments shall be made so that the capital stock issuable upon exercise of the Option after such readjustment or recapitalization shall be the substantial equivalent of the Common Stock issuable upon exercise of the Option. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Common Stock with stock of another corporation, the Company will make a reasonable effort, but shall not be required, to replace any outstanding Options granted under the Plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding Options, with all Options not being exercised within the time period specified by the Company’s Board of Directors being terminated; provided, however, that in the event of Optionee’s termination of employment as described in Section 5(f), the terms set forth in
Section 5(f) shall control.

7.	Method of Exercising Option.
(a)	Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its offices at One Corporate Woods Drive, Bridgeton, Missouri 63044 (Attention: VP, Human Resources). Such notice shall state that the Option is being exercised thereby and the number of shares of Common Stock in respect of which it is being exercised. It shall be signed by the person or persons so exercising the Option and shall be accompanied by payment in full of the Option Price for such shares of Common Stock in cash, by certified check or in shares of Common Stock (including shares issuable on exercise of the Option).

(b)	If shares of Common Stock are tendered as payment of the Option Price (or are withheld from the shares issuable on exercise of the Option), the value of such shares shall be their Fair Market Value Per Share as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Company shall instead return the balance in cash or by check to the Optionee. The Company shall issue, in the name of the person or persons exercising the Option, and deliver a certificate or certificates representing such shares as soon as practicable after notice and payment shall be received.

(c)	In the event the Option shall be exercised by any person or persons other than the Optionee, pursuant to Paragraph 5, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

(d)	The Optionee shall have no rights of a stockholder with respect to shares of Common Stock to be acquired by the exercise of the Option until a certificate or certificates representing such shares are issued to the Optionee. All shares of Common Stock purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

(e)	The Optionee will not be permitted to exercise the Option unless the Optionee makes acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Common Stock acquired under the Option. Any of the methods described in Section 7(a) above will be considered acceptable arrangements for paying such taxes.
8.	General. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue taxes, if any, with respect to the issuance of shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and shall, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

9.	Representations of Optionee. The Optionee hereby represents that the Optionee and any related persons or entities, within the meaning of Section 425(d) of the Internal Revenue Code of 1986, do not own as much as ten percent (10%) of the total combined voting power of all classes of capital stock of the Company, and in accepting the Option herein granted to the Optionee, agrees to the terms of such Option as of the Grant Date.

10.	Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at One Corporate Woods Drive, Bridgeton, Missouri 63044 (Attention: VP, Human Resources). Each notice to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee’s last known address.

11.	Reimbursement of Expenses. If the Optionee is not a citizen or resident of the United States, the Optionee, as a condition hereof, agrees to reimburse the Company at its request for any foreign exchange premiums or license, transfer taxes or similar sums of money payable outside the United States by the Company in connection with the exercise of the Option under this Agreement.

12.	Incorporation of Plan. A copy of the Plan has been delivered to the Optionee and is hereby incorporated by reference.

13.	Continuance of Employment. The granting of the Option is in consideration of the Optionee’s continuing employment by the Company or any subsidiary; provided, however, nothing in this Agreement shall confer upon the Optionee the right to continue in the employ of the Company or any subsidiary or affect the right of the Company or any subsidiary to terminate the Optionee’s employment at any time in the sole discretion of the Company or any subsidiary, with or without cause.

14.	Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Compensation Committee shall be final and conclusive.

15.	Enforceability. This Agreement shall be binding upon the Optionee, the Optionee’s estate, the Optionee’s personal representatives and beneficiaries.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly exercised by its officer thereunto duly authorized, and the Optionee has hereunto set his or her hand all as of the day and year first above written.

K-V PHARMACEUTICAL COMPANY	OPTIONEE

By:	By:

Name:	Printed Name:

Title:	Address:

EXHIBIT A
TO
INCENTIVE STOCK OPTION AGREEMENT
     The Option is exercisable during its term only in accordance with the following:

Percentage Exercisable
	Per Time Period	Cumulative
First Anniversary of Grant Date	33% = sh.	33% = sh.

Second Anniversary of Grant Date	33% = sh.	66% = sh.

Third Anniversary of Grant Date	34% = sh.	100% = sh.

EXHIBIT B
          A “Change of Control” shall mean the occurrence of any of the following:
          (1) an acquisition by any individual, entity or group (within the meaning of Section 13d-3 or 14d-1 of the Securities Exchange Act of 1934, as amended (the “Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board (the “Outstanding Company Voting Securities”); provided, however, that “Change of Control” shall not include (i) the acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a “Corporate Transaction”) if, pursuant to such Corporate Transaction, the conditions described in (A) and (B) of clause (3) below are satisfied, and (ii) for the avoidance of doubt, any acquisition after the Grant Date by any Person who beneficially owned 50% or more of the combined voting power of the Outstanding Company Voting Securities prior to the Grant Date;
          (2) a change in the composition of the Board such that the individuals who, as of the Grant Date, constitute the Board (the Board as of the Grant Date shall be hereinafter referred to as the (“Incumbent Board”)) cease for any reason to constitute at least a majority of the Board; provided that, for purposes of this clause (2), any individual who becomes a member of the Board subsequent to the Grant Date and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the members of the Board who also are members of the Incumbent Board (or so deemed to be pursuant to this proviso) shall be deemed a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office is in connection with a Change of Control described in clause (1), (3) or (4) or whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so deemed a member of the Incumbent Board; or
          (3) the consummation of a Corporate Transaction; excluding, however, such a Corporate Transaction pursuant to which (A) the beneficial owners of the outstanding shares of the Company’s common stock, par value of $.01 per share (the “Shares”) and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than fifty-one percent (51%) of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding Company Voting Securities, as the case may be, and (B) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
          (4) the approval of the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all the assets of the Company; excluding, however, such a sale or other disposition to a corporation with respect to which, following such sale or other disposition, (y) more than fifty-one percent (51%) of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the outstanding

Shares and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding Company Voting Securities, as the case may be, and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.